                                                                    EXHIBIT 99.5

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       EXCHANGE OF SHARES OF COMMON STOCK
                                       OF
                         FRANKFORT FIRST BANCORP, INC.


     This form, or one substantially equivalent hereto, must be used in connection with the exchange of shares of Frankfort First Bancorp, Inc. ("Frankfort First") common stock, par value $0.01 per share (the "Shares"), if a shareholder's Frankfort First common stock certificates are not immediately available or time will not permit the Election Form and Letter of Transmittal ("Election Form") and other required documents to be delivered to the Exchange
Agent on or before 5:00 p.m., Eastern time, on           , 2005 (the "Election
Deadline"). This form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline. See "Election
Procedures; Surrender of Stock Certificates" on page   of the Proxy
Statement-Prospectus of Frankfort First Bancorp, Inc. and Kentucky First Federal
Bancorp, dated           (the "Proxy Statement-Prospectus").


                               The Exchange Agent

                        ILLINOIS STOCK TRANSFER COMPANY

       Facsimile Number (for eligible institutions only): (312) 427-2879
             Confirm by Telephone: (800) 757-5755 or (312) 427-2953
                  For Account Information Call: (800) 757-5755

                      By Mail, Overnight Delivery or Hand
                                   Delivery:

                        Illinois Stock Transfer Company
                      209 W. Jackson Boulevard, Suite 903
                          Chicago, Illinois 60606-6905

================================================================================
      DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN ONE LISTED ABOVE DOES NOT
                          CONSTITUTE A VALID DELIVERY
================================================================================

Ladies and Gentlemen:

     The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement-Prospectus and the related Election Form, receipt of which are hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures outlined in the section of the Proxy Statement-Prospectus entitled "Election Procedures; Surrender of Stock Certificates."

Number of Shares Surrendered:

Certificate Nos. (if available):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If Shares will be surrendered by book-entry transfer, check box:

[ ]  The Depository Trust Company

Account Number:

--------------------------------------------------------------------------------
Name(s) of Record Holder(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Area Code and Telephone Number:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Taxpayer Identification (Social Security) Number:

--------------------------------------------------------------------------------

Dated: ------------------------------ , 2004      ----------------------------------------------


                                                  ----------------------------------------------
                                                                   Signature(s)

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the Shares tendered hereby, in proper form for transfer, together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within three business days after the Election Deadline.

Name of Firm:
----------------------------------------------    ----------------------------------------------
                                                  (AUTHORIZED SIGNATURE)

Address:                                          Name:
----------------------------------------------    ----------------------------------------------

----------------------------------------------    Title:
CITY                    STATE                    ZIP ----------------------------------------------
CODE

Area Code and Tel. No.:                           Dated: ------------------------------ , 2004
----------------------------------------------

           DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK
               CERTIFICATES MUST BE SENT WITH THE ELECTION FORM.

                   FRANKFORT FIRST BANCORP, INC. MERGER WITH
              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

                              ELECTION INFORMATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


The right to make an election will expire at 5:00 p.m. Eastern time, on
          , 2005, unless extended. The time and date of the expiration of the election period is referred to as the "Election Deadline." Unless we have otherwise advised you, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE, I.E., BY
          , 2005, in order to properly fulfill your instructions. Any instructions received after that time will be processed on a "best efforts" basis only.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     To Our Clients:

     First Federal Savings and Loan Association of Hazard and Frankfort First Bancorp, Inc. have agreed to a merger. The merger is subject to the approval by the shareholders of Frankfort First, the receipt of all required regulatory approvals and the consummation of the reorganization of First Federal of Hazard into the mutual holding company structure and the related minority stock issuance by First Federal of Hazard's stock holding company, Kentucky First Federal Bancorp.

     Under the terms of the merger agreement, which are more fully explained in the Proxy Statement-Prospectus, Frankfort First stockholders have the following options subject to certain limitations.

     The election options are:


          1. EXCHANGE ALL SHARES FOR STOCK. Each Frankfort First share will be converted into 2.35 shares of Kentucky First common stock (plus cash instead of any fractional shares).



          2. EXCHANGE ALL SHARES FOR CASH. $23.50 cash (without interest) for each Frankfort First share held, subject to possible adjustments as provided for in the merger agreement.


          3. NO PREFERENCE. Shareholders may indicate that they have no preference between receiving stock and cash.


     PLEASE NOTE THAT ELECTIONS TO RECEIVE SHARES OF KENTUCKY FIRST COMMON STOCK WILL BE SUBJECT TO THE REQUIREMENT THAT AT LEAST 40% OF THE VALUE OF THE MERGER CONSIDERATION RECEIVED BY FRANKFORT FIRST SHAREHOLDERS BE IN THE FORM OF KENTUCKY FIRST COMMON STOCK. THE RECEIPT BY FRANKFORT FIRST SHAREHOLDERS OF KENTUCKY FIRST COMMON STOCK IS FURTHER SUBJECT TO THE LIMITATION THAT, EXCEPT IN ORDER TO SATISFY THE MINIMUM STOCK REQUIREMENT DISCUSSED IN THE PRIOR SENTENCE, FRANKFORT FIRST SHAREHOLDERS SHALL NOT RECEIVE AN AGGREGATE OF MORE THAN 45% OF THE KENTUCKY FIRST SHARES ISSUED TO PERSONS OTHER THAN FIRST FEDERAL MHC. UNDER NO CIRCUMSTANCES WILL FRANKFORT FIRST SHAREHOLDERS RECEIVE MORE THAN 49% OF THE KENTUCKY FIRST STOCK ISSUED TO PERSONS OTHER THAN FIRST FEDERAL MHC. IF FRANKFORT FIRST SHAREHOLDERS ELECT TO RECEIVE MORE KENTUCKY FIRST STOCK THAN THE PARTIES AGREED KENTUCKY FIRST WOULD ISSUE IN THE MERGER, THEN PERSONS WHO ELECTED TO RECEIVE STOCK WOULD, INSTEAD, RECEIVE A COMBINATION OF KENTUCKY FIRST STOCK AND CASH BASED ON THE MERGER AGREEMENT'S ALLOCATION AND PRORATION PROCEDURES. IF FRANKFORT FIRST SHAREHOLDERS, IN THE AGGREGATE, ELECT TO RECEIVE FEWER THAN THE MINIMUM NUMBER OF SHARES OF KENTUCKY FIRST COMMON STOCK THAT MUST BE ISSUED IN THE MERGER, THEN PERSONS ELECTING TO RECEIVE CASH AND/OR PERSONS WHO MADE NO ELECTION WOULD, INSTEAD, RECEIVE A COMBINATION OF KENTUCKY FIRST STOCK AND CASH BASED ON THE MERGER AGREEMENT'S ALLOCATION AND PRORATION PROCEDURES.


     BECAUSE WE ARE THE HOLDER OF RECORD FOR YOUR FRANKFORT FIRST SHARES, ONLY WE CAN MAKE AN ELECTION FOR YOUR SHARES IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE INSTRUCT US ON HOW TO EXCHANGE YOUR SHARES -- FOR CASH OR STOCK. IF YOU DO NOT MAKE AN ELECTION, WE WILL NOT MAKE AN ELECTION FOR YOU AND THE FORM OF CONSIDERATION YOU WILL RECEIVE WILL BE DETERMINED PURSUANT TO THE MERGER AGREEMENT WITHOUT REGARD TO YOUR PREFERENCES.

     If you have any questions, please contact your broker or financial advisor directly, or alternatively contact Illinois Stock Transfer Company, toll free, at (800) 757-5755.

     PLEASE NOTE THE FOLLOWING:


     - The election period expires at 5:00 p.m. Eastern time on           ,
       2005, unless extended. Unless we have otherwise advised you, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS AS SOON AS POSSIBLE, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE, I.E., BY
                 , 2005, in order to properly fulfill your instructions.



     - If you miss our processing deadline and we are unable to comply with the
       election deadline of           , 2005, as a result, this is the same as
       not responding -- the terms of the merger agreement will determine whether cash, stock or a combination of cash and stock will be distributed to you, without regard to your preferences.



     - There is no guarantee that you will receive your election choice. If the combined elections received are less than or exceed the stock amounts required by the merger agreement it may be necessary to allocate the cash or stock consideration. In this case you may not receive the cash or shares that you elected. Refer to the Proxy Statement-Prospectus for more information.


     - An election to exchange for cash will generally be treated as a sale of stock. Because individual circumstances may differ, stockholders should consult their tax advisors to determine the tax effect to them of the merger, including the application and effect of foreign, state, local or other tax laws.

     Please provide your signed instructions below:

                                ELECTION OPTIONS

     I hereby elect to receive the following as consideration for my shares of Frankfort First common stock:

     (check only one box)

[ ] STOCK ELECTION -- Each share of Frankfort First common stock converted into the number of shares of Kentucky First common stock calculated as provided in the merger agreement.

[ ] CASH ELECTION -- Each share of Frankfort First common stock converted into cash payment of $23.50 per share.

[ ]  NON-ELECTION

    IF YOU DO NOT ELECT ONE OF THE FIRST THREE OPTIONS LISTED ABOVE, THE MERGING COMPANIES WILL ASSUME YOU HAVE NO PREFERENCE AND THE MERGER AGREEMENT WILL DETERMINE THE TYPE OF CONSIDERATION YOU WILL RECEIVE WITHOUT REGARD TO YOUR PREFERENCES.

Account Number: -------------
-------------------------------  -------------------------------  -------------------------------
  Signature of Accountholder       Signature of Accountholder       Area Code and Daytime Phone
                                       (if joint account)

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING ACCOUNTHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

                    ELECTION FORM AND LETTER OF TRANSMITTAL

    TO ACCOMPANY CERTIFICATES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF
                         FRANKFORT FIRST BANCORP, INC.

------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF SHARES SURRENDERED (PLEASE FILL IN. ATTACH SEPARATE SCHEDULE IF NEEDED)
------------------------------------------------------------------------------------------------------------------------
NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)
If there is any error in the name or address shown below, please make the necessary
corrections                                                                         Certificate No(s)  Number of Shares
------------------------------------------------------------------------------------------------------------------------



                                                                                    ------------------ ------------------



                                                                                    ------------------ ------------------



                                                                                    ------------------ ------------------



                                                                                    ------------------ ------------------



                                                                                      BOOK SHARES
                                                                                    ------------------ ------------------



                                                                                     TOTAL SHARES -
                                                                                    ------------------ ------------------



------------------------------------------------------------------------------------------------------------------------

     Mail or deliver this Election Form and Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to the Exchange Agent:

                           ILLINOIS TRANSFER COMPANY
             For Information Call: (800) 757-5755 or (312) 427-2953

  By Mail, Overnight Delivery of Hand Delivery:                 By Facsimile Transmission:
--------------------------------------------------  --------------------------------------------------



         Illinois Stock Transfer Company                     (For eligible institutions only)
       209 W. Jackson Boulevard, Suite 903                            (312) 427-2879
           Chicago, Illinois 60606-6905                            Confirm by Telephone

     Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 6.


    ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON           , 2005
 (ILLINOIS STOCK TRANSFER COMPANY MUST RECEIVE YOUR ELECTION MATERIALS NO LATER
                                THAN THIS TIME.)


[ ] CHECK THIS BOX IF YOUR CERTIFICATE(S) HAS BEEN LOST, STOLEN, MISPLACED OR MUTILATED. SEE INSTRUCTION 4.


     Pursuant to the terms of the Amended and Restated Agreement of Merger ("Merger Agreement") by and between First Federal Savings and Loan Association ("First Federal") and Frankfort First Bancorp, Inc. ("Frankfort First"), dated as of July 15, and amended and restated as of November 3, 2004 and November 30, 2004, pursuant to which Frankfort First will merge with a subsidiary of Kentucky First Federal Bancorp, Inc. ("Kentucky First"), First Federal's newly organized mutual holding company ("Merger"). Upon consummation of the Merger each share of Frankfort First common stock will be converted into the right to receive either
2.35 shares of Kentucky First common stock (subject to possible adjustment as provided for in the Merger Agreement) or $23.50 in cash, subject to possible adjustment as provided for in the merger Agreement. Frankfort First shareholders are being given the opportunity to elect the form of consideration to be received by them in the Merger. For a full discussion of the Merger and the effect of this election, see the proxy statement-prospectus dated
, 2004.


     THIS ELECTION GOVERNS THE CONSIDERATION THAT YOU, AS A FRANKFORT FIRST SHAREHOLDER, WILL RECEIVE IF THE MERGER IS APPROVED AND CONSUMMATED. THIS ELECTION MAY ALSO AFFECT THE INCOME TAX TREATMENT OF THE CONSIDERATION YOU RECEIVE.


     Complete the box on page 2 to make an election (1) to have each of your shares of Frankfort First common stock converted into the right to receive 2.35 shares of Kentucky First common stock, (a "Stock Election"), OR (2) to have each of your shares of Frankfort First common stock converted into the right to receive $23.50 in cash (a "Cash Election") OR (3) to indicate that you make no election. If the "NON-ELECTION" box is checked, you will receive either stock or cash or a combination of stock or cash pursuant to the proration and allocation procedures set forth in the Merger Agreement after all Stock Elections and Cash Elections have been given effect. Please note that elections to receive shares of Kentucky First common stock are subject to the requirement that at least 40% of the value of the merger consideration received by Frankfort First shareholders be in the form of Kentucky First common stock. The receipt by Frankfort First shareholders of Kentucky First common stock is further subject to the limitation that, except in order to satisfy the minimum stock requirement discussed in the prior sentence, Frankfort first shareholders shall not receive an aggregate of more than 45% of the Kentucky First shares issued to persons other than First Federal MHC. Under no circumstances will Frankfort First shareholders receive more than 49% of the Kentucky First stock issued to persons other than First Federal MHC. If Frankfort First shareholders elect to receive more Kentucky First stock than the parties agreed Kentucky First would issue in the merger, then persons who elected to receive stock would, instead, receive a combination of Kentucky First stock and cash based on the merger agreement's allocation and proration procedures. If Frankfort First shareholders, in the aggregate, elect to receive fewer than the minimum number of shares of Kentucky First common stock that must be issued in the merger, then persons electing to receive cash and/or persons who made no election would, instead, receive a combination of Kentucky First stock and cash based on the merger agreement's allocation and proration procedures.

      TO BE EFFECTIVE, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE PROPERLY COMPLETED, SIGNED AND DELIVERED TO THE EXCHANGE AGENT, TOGETHER WITH THE CERTIFICATES REPRESENTING YOUR SHARES, AT THE ADDRESS ABOVE PRIOR TO THE ELECTION DEADLINE.

                                    ELECTION

     I hereby elect to receive the following as consideration for my shares of Frankfort First common stock: (check only one box)


[ ]  STOCK ELECTION -- Each share of Frankfort
     First common stock converted into the
     number of shares of Kentucky First common stock calculated as provided in the Merger
     Agreement.

[ ]  CASH ELECTION -- Each share of Frankfort
     First common stock converted into cash
     payment of $23.50 per share
[ ]  NON-ELECTION

You will be deemed to have made a NON-ELECTION if:

A. No choice is indicated above;

B. You fail to follow the instructions on this Election Form and Letter of Transmittal
   (including submission of your Frankfort First common stock certificates) or otherwise fail properly to make an election; or

C. A completed Election Form and Letter of
   Transmittal (including submission of your
   Frankfort First common stock certificates) is not actually received by the Election
   Deadline.

     The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------
Complete ONLY if the new certificate and/or check is to be issued in a name that differs from the name on the surrendered certificate(s). Issue to:


Name: --------------------------------------------------------------------------

Address: -----------------------------------------------------------------------
(Please also complete Substitute Form W-9 on page 3 AND see instructions regarding signature guarantee. See Instructions 8, 9 and 10)

                         YOU MUST SIGN IN THE BOX BELOW

                           * SIGNATURE(S) REQUIRED *
                 Signature(s) of Registered Holder(s) or Agent
--------------------------------------------------------------------------------

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 7, 8 and 9.

--------------------------------------------------------------------------------

                      REGISTERED HOLDER
--------------------------------------------------------------------------------

                      REGISTERED HOLDER
--------------------------------------------------------------------------------
                                 TITLE, IF ANY

DATE: --------------------  PHONE NO.: --------------------

                         SPECIAL DELIVERY INSTRUCTIONS
--------------------------------------------------------------------------------
Complete ONLY IF the new certificate and/or check is to be mailed to an address other than the address reflected above. Mail to:


Name: --------------------------------------------------------------------------

Address: ----------------------------------------------------------------------



          ----------------------------------------------------------------------
See Instruction 9

                     SIGNATURE(S) GUARANTEED (IF REQUIRED)
                               See Instruction 8.
--------------------------------------------------------------------------------
Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a "Signature Guarantee Program" ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"), your signature(s) must be guaranteed by an Eligible Institution.

       ALSO: SIGN AND PROVIDE YOUR TAX ID NUMBER ON PAGE 3 OF THIS FORM.

                           IMPORTANT TAX INFORMATION

     Under the Federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to 28% (or current rate) federal income tax withholding on the payment of any cash. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% (or current rate) on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

                     PAYER: ILLINOIS STOCK TRANSFER COMPANY


----------------------------------------------------------------------------------------------------------
 PART I      TAXPAYER IDENTIFICATION NUMBER (TIN)
----------------------------------------------------------------------------------------------------------
 Enter your TIN in the appropriate box. For individuals, this is your
 social security number (SSN). HOWEVER, FOR A RESIDENT ALIEN, SOLE          Social Security Number
 PROPRIETOR, OR DISREGARDED ENTITY, SEE TAXPAYER IDENTIFICATION NUMBER ON
 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON                -    -
 SUBSTITUTE FORM W-9. For other entities, it is your employer identification number (EIN). If you do not have a number, see HOW TO GET  -------------------------------
 A TIN on Guidelines for Certification of Taxpayer Identification Number
 on Substitute Form W-9.                                                   OR
 NOTE: If the account is in more than one name, see the chart on           -------------------------------
 Guidelines for Certification of Taxpayer Identification Number on          Employer identification
                                                                            number
 Substitute Form W-9.
                                                                                -
----------------------------------------------------------------------------------------------------------
 PART II     CERTIFICATION
----------------------------------------------------------------------------------------------------------

 Under penalties of perjury, I certify that:
 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND
 2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND
 3. I am a U.S. person (including a U.S. resident alien).

 CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

----------------------------------------------------------------------------------------------------------
 SIGN        SIGNATURE OF
 HERE        U.S. PERSON    ]                                    DATE  ]
----------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS
                 (Please read carefully the instructions below)


     1. ELECTION DEADLINE: For any election contained herein to be considered, this Election Form and Letter of Transmittal, or a facsimile thereof, properly completed and signed, together with the related Frankfort First common stock certificates, MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 5:00 P.M.,
EASTERN TIME, ON           , 2005 OR EARLIER IF YOUR SHARES ARE HELD BY A
BROKER OR OTHER NOMINEE OR IN "STREET NAME." The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.


     2. REVOCATION OR CHANGE OF ELECTION FORM: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

     3. SURRENDER OF CERTIFICATE(S): For any election contained herein to be effective, this Election Form and Letter of Transmittal MUST BE ACCOMPANIED BY THE CERTIFICATE(S) EVIDENCING YOUR SHARES AND ANY REQUIRED ACCOMPANYING EVIDENCES OF AUTHORITY.

     4. LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender has been lost or destroyed, that fact should be indicated on the face of this Letter of Transmittal which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively replace such lost or destroyed certificate(s).

     5. TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Frankfort First common stock. In such event, shares of Frankfort First common stock held through nominees are expected to be available for sale or transfer promptly. Certificates representing shares of Frankfort First common stock held directly by Frankfort First shareholders will be returned by registered mail. The Exchange Agent and Kentucky First will use their commercially reasonable efforts to cooperate with Frankfort First and Frankfort First shareholders to facilitate return of Frankfort First stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of Frankfort First shareholders, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

     6. METHOD OF DELIVERY: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. DO NOT SEND THEM TO KENTUCKY FIRST OR FRANKFORT FIRST. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED IS SUGGESTED. A return envelope is enclosed.

     7. NEW CERTIFICATE/CHECK ISSUED IN THE SAME NAME: If the new certificate and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. DO NOT SIGN THE CERTIFICATE(S). SIGNATURE GUARANTEES ARE NOT REQUIRED if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance/Payment Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     8. NEW CERTIFICATE/CHECK ISSUED IN DIFFERENT NAME: If the section entitled "Special Issuance/Payment Instructions" is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

     9. SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

To the Holders of Frankfort First Bancorp, Inc. Common Stock:

     In connection with the merger of Frankfort First Bancorp, Inc. and First Federal Savings and Loan Association, Hazard, Kentucky, we are pleased to offer stockholders of Frankfort First the opportunity to indicate whether they prefer to receive shares of Kentucky First Federal Bancorp common stock or cash in exchange for their Frankfort First shares. This election will be effective only upon the consummation of the merger, which is subject to the satisfaction of several conditions, including the approval of the merger by Frankfort First's shareholders, approval of First Federal of Hazard's reorganization into the mutual holding company structure and Kentucky First's minority stock offering, and all required regulatory approvals. A complete description of the merger, First Federal of Hazard's reorganization and of the election and proration procedures is included in the Proxy Statement-Prospectus, which was previously
mailed to you on or about           , 2004.

     Enclosed is an Election Form and Letter of Transmittal which you must complete, sign and return with all of your Frankfort First stock certificates to our Exchange Agent, Illinois Stock Transfer Company, in order to make an election. Please use the envelope enclosed herewith to return your Election Form and Letter of Transmittal and your stock certificates.


     FOR YOUR ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE YOUR ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH YOUR FRANKFORT FIRST
STOCK CERTIFICATES, NO LATER THAN 5:00 P.M., EASTERN TIME, ON           , 2005.
PLEASE FOLLOW THE INSTRUCTIONS ON THE ELECTION FORM AND LETTER OF TRANSMITTAL CAREFULLY. IF YOUR FRANKFORT FIRST STOCK CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE OR TIME WILL NOT PERMIT THE ELECTION FORM AND LETTER OF TRANSMITTAL TO BE DELIVERED TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, YOU MAY MAKE AN ELECTION IF YOU SUBMIT THE NOTICE OF GUARANTEED DELIVERY INCLUDED IN THIS PACKAGE AND FOLLOW THE INSTRUCTIONS IN THAT DOCUMENT. IF YOU NEED ASSISTANCE, PLEASE CALL THE EXCHANGE AGENT TOLL FREE AT (800) 757-5755 OR (312) 427-2953.


     If you do not make an election, the Exchange Agent will send you additional forms for the surrender of your Frankfort First stock certificates after consummation of the merger, and you will receive Kentucky First common stock or cash in exchange for your shares pursuant to the agreed-upon allocation and proration procedures described in the Proxy Statement-Prospectus.


     Under the merger agreement elections you make will be subject to the requirement that at least 40% of the value of the merger consideration received by Frankfort First shareholders be in the form of Kentucky First common stock. The receipt by Frankfort First shareholders of Kentucky First common stock is further subject to the limitation that, except in order to satisfy the minimum stock requirement discussed in the prior sentence, Frankfort First shareholders shall not receive an aggregate of more than 45% of the Kentucky First shares issued to persons other than First Federal MHC. Under no circumstances will Frankfort First shareholders receive more than 49% of the Kentucky First stock issued to persons other than First Federal MHC. If Frankfort First shareholders elect to receive more Kentucky First stock than the parties agreed Kentucky First would issue in the merger, then persons who elected to receive stock would, instead, receive a combination of Kentucky First stock and cash based on the merger agreement's allocation and proration procedures. If Frankfort First shareholders, in the aggregate, elect to receive fewer than the minimum number of shares of Kentucky First common stock that must be issued in the merger, then persons electing to receive cash and/or persons who made no election would, instead, receive a combination of Kentucky First stock and cash based on the merger agreement's allocation and proration procedures.


     Your submission of an Election Form and Letter of Transmittal does NOT constitute a vote on the merger. In order to vote your shares, you must sign, date and return the proxy card included with the Proxy Statement-Prospectus or attend the annual meeting described in the Proxy Statement-Prospectus and vote in person.

     To those of you who will receive Kentucky First common stock in the merger, we look forward to having you as stockholders of Kentucky First.

                                          Very truly yours,

                                          Tony D. Whitaker
                                          Chairman and Chief Executive Officer
                                          Kentucky First Federal Bancorp

                         FRANKFORT FIRST BANCORP, INC.

                              ELECTION INFORMATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The right to make an election will expire at 5:00 p.m. Eastern time, on
          , 2005, unless extended. The time and date of the expiration of the election period is herein referred to as the "Election Deadline."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and other Nominees:

     First Federal Savings and Loan Association of Hazard and Frankfort First Bancorp, Inc. have agreed to a merger. The merger is subject to the approval by the shareholders of Frankfort First, the receipt of all required regulatory approvals and the consummation of the reorganization of First Federal of Hazard into the mutual holding company structure and the related minority stock issuance by First Federal of Hazard's stock holding company, Kentucky First Federal Bancorp.

     Under the terms of the merger agreement, which are more fully explained in the Proxy Statement-Prospectus, Frankfort First shareholders have the following options subject to certain limitations.

     The election options are:


          1. EXCHANGE ALL SHARES FOR STOCK. Each Frankfort First share will be converted into 2.35 shares of Kentucky First common stock (plus cash instead of any fractional shares), subject to possible adjustments as provided for in the merger agreement.



          2. EXCHANGE ALL SHARES FOR CASH. $23.50 cash (without interest) for each Frankfort First share held, subject to possible adjustments as provided for in the merger agreement.


          3. NO PREFERENCE. Shareholders may indicate that they have no preference between receiving stock and cash.


     PLEASE NOTE THAT ELECTIONS TO RECEIVE SHARES OF KENTUCKY FIRST COMMON STOCK WILL SUBJECT TO BY THE REQUIREMENT THAT AT LEAST 40% OF THE VALUE OF THE MERGER CONSIDERATION RECEIVED BY FRANKFORT FIRST SHAREHOLDERS BE IN THE FORM OF KENTUCKY FIRST COMMON STOCK. THE RECEIPT BY FRANKFORT FIRST SHAREHOLDERS OF KENTUCKY FIRST COMMON STOCK IS FURTHER SUBJECT TO THE LIMITATION THAT, EXCEPT IN ORDER TO SATISFY THE MINIMUM STOCK REQUIREMENT DISCUSSED IN THE PRIOR SENTENCE, FRANKFORT FIRST SHAREHOLDERS SHALL NOT RECEIVE AN AGGREGATE OF MORE THAN 45% OF THE KENTUCKY FIRST SHARES ISSUED TO PERSONS OTHER THAN FIRST FEDERAL MHC. UNDER NO CIRCUMSTANCES WILL FRANKFORT FIRST SHAREHOLDERS RECEIVE MORE THAN 49% OF THE KENTUCKY FIRST STOCK ISSUED TO PERSONS OTHER THAN FIRST FEDERAL MHC. IF FRANKFORT FIRST SHAREHOLDERS ELECT TO RECEIVE MORE KENTUCKY FIRST STOCK THAN THE PARTIES AGREED KENTUCKY FIRST WOULD ISSUE IN THE MERGER, THEN PERSONS WHO ELECTED TO RECEIVE STOCK WOULD, INSTEAD, RECEIVE A COMBINATION OF KENTUCKY FIRST STOCK AND CASH BASED ON THE MERGER AGREEMENT'S ALLOCATION AND PRORATION PROCEDURES. IF FRANKFORT FIRST SHAREHOLDERS, IN THE AGGREGATE, ELECT TO RECEIVE FEWER THAN THE MINIMUM NUMBER OF SHARES OF KENTUCKY FIRST COMMON STOCK THAT MUST BE ISSUED IN THE MERGER, THEN PERSONS ELECTING TO RECEIVE CASH AND/OR PERSONS WHO MADE NO ELECTION WOULD, INSTEAD, RECEIVE A COMBINATION OF KENTUCKY FIRST STOCK AND CASH BASED ON THE MERGER AGREEMENT'S ALLOCATION AND PRORATION PROCEDURES.


     IF NO OPTION IS CHOSEN, KENTUCKY FIRST WILL ASSUME THE STOCKHOLDER HAS NO PREFERENCE AND THE TYPE OF CONSIDERATION TO BE GIVEN WILL BE DETERMINED UNDER THE TERMS OF THE MERGER AGREEMENT.

     For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          a. Election Form and Letter of Transmittal (Facsimile copies of the Election Form and Letter of Transmittal may be used to surrender shares);

          b. A Notice of Guaranteed Delivery to be used to make an election if none of the procedures for delivering the necessary certificates representing Frankfort First shares can be completed on a timely basis; and

          c. A proposed client letter which you may wish to use to obtain instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., EASTERN
TIME, ON           , 2005, UNLESS THE DEADLINE IS EXTENDED.


     For an election to be valid, a duly executed and properly completed Election Form and Letter of Transmittal (or facsimile thereof) including any required signature guarantees and any other documents should be sent to the Exchange Agent together with either certificate(s) representing surrendered Frankfort First shares or timely confirmation of their book-entry transfer, in accordance with the instructions contained in the Notice of Guaranteed Delivery.

     Shareholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent, or cannot complete the procedures for book-entry transfer, prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

     No fees or commissions will be payable by Kentucky First, Frankfort First or any officer, director, stockholder, agent, or other representative of either of them to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to the Exchange Agent for its services in connection with the election and exchange process). Kentucky First will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

     Any inquiries you may have with respect to the election should be addressed to Illinois Stock Transfer Company, the Exchange Agent for the election, at 209
W. Jackson Boulevard, Suite 903, Chicago, Illinois 60606, or phone toll free at
(800) 757-5755 or (312) 427-2953. Additional copies of the enclosed materials may be obtained from Illinois Stock Transfer Company at the same address and telephone number.

                                         Very truly yours,

                                         ---------------------------------------
                                                    Tony D. Whitaker
                                          Chairman and Chief Executive Officer
                                             Kentucky First Federal Bancorp

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF KENTUCKY FIRST, FRANKFORT FIRST, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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